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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 14, 1998
                                                   ----------------------------




                              MS ACQUISITION CORP.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



        Delaware                      333-11801-01              13-3379803
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(State or Other Jurisdiction        (Commission File         (IRS Employer
    of Incorporation)                    Number)           Identification No.)


  24331 Sherwood Avenue, Centerline, Michigan                 48015-0067
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  (Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code:     (810) 759-2200
                                                     ---------------------------



                        Exhibit Index Appears on Page 7
                            Total Number of Pages 7








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ITEM 5.  Other Events.

         On April 3, 1998, MS Acquisition Corp., a Delaware corporation (the "Registrant"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with Societe Financiere de Development Industriel et
Technologique, a French societe anonyme ("Sofedit"), and the other parties named on the signature pages thereto. On April 14, 1998, pursuant to the terms of the Stock Purchase Agreement, the outstanding capital stock of Sofedit, held both directly and indirectly through certain holding companies (the capital stock of which was also transferred) by its stockholders, was transferred to the Registrant in consideration of: (i) Promissory Notes of the Registrant in an aggregate principal amount of $40,968,000; (ii) a portion of Sofedit's profits for fiscal year 1997 to be paid to the former stockholders of Sofedit consistent with the past dividend policy of Sofedit; (iii) $27 million in Series B Preferred Stock of the Registrant; and (iv) 3,000,000 shares of Class A Common Stock of the Registrant. In addition, the Registrant assumed approximately $12 million of debt of the Sofedit group in connection with the transaction. After giving effect to the transaction, the stockholders of Sofedit own approximately 75% of the common stock of the Registrant, consisting of 1,673,718 shares of Class A-1 Common Stock, $.01 par value per share ("Class A-1 Common Stock"), 1,326,282 shares of Class A-2 Common Stock, $.01 par value per share ("Class
A-2 Common Stock"), and no shares of Class A-3 Common Stock, $.01 par value per share ("Class A-3 Common Stock"), as well as approximately 66% of the Preferred Stock of the Registrant, including no shares of Series A Preferred Stock, $.01 par value per share, and 270,000 shares of the Series B Preferred Stock, $.01 par value per share ("Series B Preferred Stock").

         The Stock Purchase Agreement contains customary representations, warranties, covenants and conditions. The Stock Purchase Agreement required the Registrant to (i) seek stockholder approval to amend the Registrant's Certificate of Incorporation to, among other things, authorize new classes of Common Stock to be designated as Class A-1 Common Stock, Class A-2 Common Stock, Class A-3 Common Stock, Class I Common Stock, $.01 par value per share, and Class II Common Stock, $.01 par value per share, and authorize a new class of Preferred Stock to be designated as Series B Preferred Stock, and (ii) propose for election to the Board of Directors seven directors who would be selected in the manner described below. Consummation of the proposed transaction was subject to various conditions including, among others, the accuracy of representations and warranties, the performance of covenants, the absence of litigation and the approval of the stockholders of the Registrant.

         Pursuant to the Stock Purchase Agreement, (i) three of the then current members of the Registrant's Board of Directors (Messrs. Ueli Spring, Harold A. Brown and Richard Puricelli) resigned and did not stand for re-election to the Board and (ii) the number of members of the Board was increased from five to seven. The current members of the Board are Messrs. Michael Delaney and David Howe and the following newly elected members; Messrs. Francis Barge, Felix Domenench, Jean-Rene Hergoualc'h, Jean-Phillipe Laramendy and Edouard Lenthier.

         The Promissory Notes issued by the Registrant pursuant to the Stock Purchase Agreement mature on October 14, 1999, may be prepaid at any time and must be prepaid in full upon the consummation of a "Qualifying Offering" or a "Sale of the Company", each as defined in the Promissory Notes. No interest will accrue on the Promissory Notes unless a Qualifying Offering has not been consummated on or prior to April 14, 1999, at which time the Promissory Notes will begin to accrue interest at LIBOR plus 2%, payable quarterly in cash.


                               Page 2 of 7 Pages

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         The Class A Common Stock (voting) of the Registrant is divided into three series. The Series A-1 Common is entitled to elect 3 of 7 directors and was issued to the former stockholders of Sofedit who were involved in the management of Sofedit and certain affiliates of such managers. The Series A-2 Common is entitled to elect 2 of 7 directors and was issued to the former stockholders of Sofedit which are financial institutions. The Series A-3 Common is entitled to elect 2 of 7 directors and was issued to the current stockholders of the Registrant. Other than with respect to the election of directors, the ability to convert the Series A-3 Common into non-voting Common Stock (the Series A-1 is not so convertible) and the requirement that certain significant corporate transactions be approved by a majority of the Series A-3 Common, the Series A-1 Common, Series A-2 Common and Series A-3 Common are identical in all respects.

         Upon the earlier to occur of (i) a qualified initial public offering with respect to the Registrant and (ii) a sale of the Registrant, each as set forth in the Compnay's Amended and Restated Certificate of Incorporation, the Series A-1 Common, Series A-2 Common and Series A-3 Common will be automatically converted into a single series of Class A Common Stock and the directors of the Registrant will be elected by the holders of a majority of such single series.

         The Series B Preferred Stock issued to the former stockholders of Sofedit will not accrue dividends until the earlier of (i) a qualified initial public offering with respect to the Registrant and (ii) April 14, 1999. Otherwise, the Series B Preferred Stock is pari passu with, and have substantially the same terms as, the currently outstanding Series A Preferred Stock.

         The Registrant also entered into a Stockholders Agreement, dated as of April 14, 1998, among the Registrant and its stockholders (the "New Stockholders Agreement"). The current Stockholders Agreement dated August 13, 1996 terminated in accordance with its terms in connection with the proposed transaction. The New Stockholders Agreement with the former stockholders of Sofedit provides for among other things, tag-along, drag-along and first refusal rights.

         The Registrant also entered into a Registration Rights Agreement dated as of April 14, 1998 among the Registrant and the parties named on the signature pages thereto (the "New Registration Rights Agreement"). The New Registration Rights Agreement furnishes certain parties thereto with demand registration rights. Additionally, certain parties thereto have the right to cause the Registrant to consummate an initial public offering. All stockholders party to the New Registration Rights Agreement have piggy-back registration rights.

         As a condition to the consummation of the proposed combination, the holders of the 11% Junior Subordinated Notes due 2007 (the "Junior Notes") issued by Aetna Holdings, Inc. on August 13, 1996 agreed that the Junior Notes would not be redeemed in connection with the combination.

         As a condition to the consummation of the proposed combination, the holders of the Junior Notes agreed to enter into that certain Promissory Note Exchange Agreement pursuant to which each holder of a Junior Note would tender such Junior Note to the Registrant for cancellation in exchange for an Amended and Restated 11% Junior Subordinated Note due 2007,

                               Page 3 of 7 Pages

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which would be due and payable in full upon the consummation of a Qualified
Offering, as such term is defined in the Junior Notes.

         As a condition to the consummation of the proposed combination, the holders of the Registrant's Series A Preferred Stock agreed to waive their right of redemption which would be triggered by the combination.

         The Stock Purchase Agreement, New Stockholders Agreement, the New Registration Rights Agreement and the Amended and Restated Certificate of Incorporation are exhibits to this Current Report. The foregoing summary of material terms of these documents is qualified in its entirety by reference to these exhibits.



                               Page 4 of 7 Pages

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ITEM 7.  Financial Statements and Exhibits

         (a) Financial statements will be filed by amendment no later than June 29, 1998.

         (b) Pro forma financial information will be filed by amendment no later than June 29, 1998.

         (c)      The following exhibits are filed with this report:

         Exhibit Number                         Description

         3.1                    Amended and Restated Certificate of
                                Incorporation of the Registrant.

         10.1 Stock Purchase Agreement, dated as of April 3, 1998, among the Registrant, Societe Financiere de Developpement Industriel et Technologique and the parties named on the signature pages thereto.

         10.2 Stockholders Agreement, dated as of April 14, 1998, among the Registrant and the parties named on the signature pages thereto.

         10.3 Registration Rights Agreement, dated as of April 14, 1998, among the Registrant and the parties named on the signature pages thereto.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                MS ACQUISITION CORP.


Date: April 29, 1998            By: /s/ Harold A. Brown
                                   -------------------------------
                                   Name: Harold A. Brown
                                   Title: Vice President, Finance and Secretary


                               Page 6 of 7 Pages

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                                INDEX TO EXHIBITS

Exhibit
Number             Description                                                  Page
------             -----------                                                  ----
3.1      Amended and Restated Certificate of Incorporation of the Registrant.

10.1     Stock Purchase Agreement, dated as of April 3, 1998, among the
         Registrant, Societe Financiere de Developpement Industriel et
         Technologique and the other parties named on the signature pages thereto.

10.2     Stockholders Agreement, dated as of April 14, 1998, among the
         Registrant and the parties named on the signature pages thereto.

10.3     Registration Rights Agreement, dated as of April 14, 1998, among the
         Registrant and the parties set forth on the signature pages thereto.



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